EXHIBIT 12.1

SUMMIT PROPERTIES INC.
CALCULATION  OF RATIO OF EARNINGS TO FIXED  CHARGES SIX MONTHS  ENDED JUNE 30,
1999
(Dollars In thousands)

Funds from operations before fixed charges:
 Income (loss) before  minority  interest of
 unitholders in Operating Partnership                                  $24,188
   Interest:
       Expense incurred                                                 19,975
       Amortization of deferred financing costs                            495
                                                                           ---

       Total                                                           $44,658
                                                                       =======

Fixed charges:
     Interest expense                                                 $19,975
     Interest capitalized                                               3,476
     Rental fixed charges                                                  93
     Amortization of deferred financing costs                             495
                                                                          ---

       Total                                                          $24,039
                                                                      =======

Ratio of earnings to fixed charges                                       1.86
                                                                        =====

                                       32